CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 243 to the registration statement on Form N-1A (File No. 333-515) (“Registration Statement”) of our report dated July 15, 2016, relating to the financial statements and financial highlights of Putnam Mortgage Opportunities Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Report of Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 26, 2016